Exhibit 99.1

For Immediate Release

JDSU COMPLETES ACQUISITION OF PICOLIGHT

MILPITAS, Calif., May 29, 2007 – JDSU, a leading enabler of broadband and optical innovation, today announced the completion of its acquisition of Picolight, a leading designer and manufacturer of optical pluggable transceivers.

The acquisition significantly strengthens JDSU’s position in high-growth pluggable optics for the enterprise market and adds an established, vertically integrated manufacturing model.

“Demand for reliable data management and delivery continues to grow, particularly among enterprises,” said David Gudmundson, president of JDSU’s Optical Communications business segment. “With this acquistion, we are able to serve market demand for 8 and 10 Gigabit data networks, and provide a clear path to 100 Gigabits in the future. We are encouraged by the feedback from customers and are confident that our combined companies have the scale and strength to compete in today’s enterprise and service provider markets.”

With over 1 million small form-factor pluggable products shipped, Picolight has been a pioneer in developing the vertical cavity surface-emitting laser (VCSEL), a key technology used in high-speed and short-to-medium distance optical interconnects. The addition of Picolight’s 850 nanometer (nm) and 1310 nm VCSEL-based transceiver products to JDSU’s current data communications product portfolio brings innovative technology with the performance, reliability and manufacturability needed to address a wide range of markets.

About JDSU

JDSU (NASDAQ: JDSU; and TSX: JDU) is committed to enabling broadband & optical innovation in the communications, commercial and consumer markets. JDSU is the leading provider of communications test and measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. Furthermore, JDSU is the leading provider of innovative optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. More information is available at www.jdsu.com.

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Such forward-looking statements include, but are not limited to any statement or implication that the datacenter, enterprise, storage area and metro markets will grow, or grow at the rate predicted by third parties; that Picolight’s operations, sales channels and business will be successfully integrated into JDSU, or that Picolight’s products described in this press release (i) will be successfully introduced or marketed, (ii) will be qualified and purchased by our customers, or (iii) will perform to any particular specifications or performance or reliability standards. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair the Company’s results of operations, business, and financial condition. These risks and uncertainties include the following, among other things: (a) our current visibility as to customer demand levels, future market growth and the timing, extent, location, requirements and nature of network and datacenter build-outs and technology transitions, is extremely limited; (b) the timing, extent, location, requirements and nature of network, datacenter, enterprise and storage area technology transitions is extremely unpredictable and development cycles are generally very long; and (c) the products may not (i) perform as expected without material defects, (ii) be manufactured at acceptable volumes, yields, and cost, (iii) be qualified and accepted by our customers, and (iv) successfully compete with products offered by our competitors, and (d) factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof, and the Company does not assume any obligation to update or qualify any of the statements made herein. Source: JDS Uniphase Corporation.

Contacts

Media: Noel Bilodeau, Public Relations, 408-546-4567 or

noel.bilodeau@jdsu.com

Investors: Jacquie Ross, Investor Relations, 408-546-4445 or

investor.relations@jdsu.com